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                                                                     EXHIBIT 4.a

                       THE UNITED STATES SHOE CORPORATION
                               SALARIED EMPLOYEES
                           TAX INCENTIVE SAVINGS PLAN
                           --------------------------

   WHEREAS, The United States Shoe Corporation has established The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan; and

   WHEREAS, it is deemed desirable to spin off from The United States Shoe Corporation Salaried Employees Tax Incentive Plan, effective December 31, 1989, separate plans for eligible employees of the LensCrafters and Women's Specialty Retailing Divisions of The United States Shoe Corporation, to be known, respectively, as the LensCrafters Tax Incentive Retirement Savings Plan and the Women's Specialty Retailing Tax Incentive Savings Plan;

   NOW THEREFORE, the following shall constitute The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan immediately following the spinoff of the LensCrafters Tax Incentive Retirement Savings Plan and the Women's Specialty Retailing Tax Incentive Savings Plan.


                                   SECTION 1
                                   ---------

                            NAME AND PURPOSE OF PLAN
                            ------------------------

   1.1 NAME. The plan set forth herein shall be known as The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan (the "Plan").

   1.2 PURPOSE. The Plan is designated as a plan intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986 (the "Code").


                                   SECTION 2
                                   ---------
                     GENERAL DEFINITIONS; GENDER AND NUMBER
                     --------------------------------------
   2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

              2.1.1 "Affiliated Employer" means the Company, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) which includes the Company, each trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code as modified by section 415(h) of the Code) with the Company, each member





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of an affiliated service group (within the meaning of section 414(m) of the
Code) which includes the Company, and each other entity required to be aggregated with the Company under section 414(o) of the Code.

              2.1.2 "Approved Absence" means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

              2.1.3 "Beneficiary" means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death.
If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse or, if none, his estate. Notwithstanding the foregoing, the "Beneficiary" of a married Participant shall be deemed to be his spouse unless (a) he has designated another person or entity as his beneficiary and (b) his spouse has consented to such designation in a written consent which acknowledges the effect of such designation and is witnessed by a Plan representative or notary public.

              2.1.4 "Committee" means the Committee appointed by the Company to administer the Plan in accordance with the provisions of Section 10.

              2.1.5 "Company" means The United States Shoe Corporation.

              2.1.6 "Company Contribution Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 6.3.

              2.1.7 "Covered Employee" means an Employee who is paid either on a salaried basis or on the basis of wholesale sales of the Company's products, subject to the following:

                             (a)    The term "Covered Employee" shall not
include any person who is classified on the personnel records of the Company as an employee of the Optical Retailing Group of the Company or the Women's Specialty Retailing Group of the Company.

                             (b)    The term "Covered Employee" shall not
include any Employee who is not employed within one of the States of the United States unless such Employee is classified on the personnel records of the Company as a foreign service employee or unless such Employee is a non-resident alien employed in Spain who is compensated in United States dollars.





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                             (c)    The term "Covered Employee" shall include
any Employee who is classified on the personnel records of the Company as an employee of the T. H. Mandy Division of the Company or the Banister Division of the Company.

                             (d)    The term "Covered Employee" shall not
include any person who is a non-exempt office clerical employee of the Women's Shoe Division of the Company.

                             (e)    The term "Covered Employee" shall not
include any person who is a "leased employee" (as defined in section 414(n) of the Code) with respect to the Company.

                             (f)    With respect to any calendar year, the term
"Covered Employee" shall not include any person who is eligible to defer compensation under The United States Shoe Corporation Salaried Employees Deferred Compensation Plan.

              2.1.8 "Employee" means any person who is employed as a common law employee of an Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

              2.1.9 "Entry Date" means the first day of each calendar quarter and such other dates as may be selected by the Committee.

                2.1.10 "Gross Compensation" means the cash compensation paid to a Participant by the Company for services rendered as a Covered Employee, as reflected on form W-2, plus the additional amount of cash compensation which the Company would have paid to the Participant for services rendered as a Covered Employee if the Participant had not participated in a cafeteria plan under section 125 of the Code or a cash and deferred arrangement described in section 401(k) of the Code, but excluding any compensation attributable to the exercise of a stock option and any other special or unusual remuneration. For purposes of the Plan, a Participant's annual Gross Compensation shall not be deemed to exceed $200,000 or such greater amount as may be permitted under section 401(a)(17) of the Code.

                2.1.11 "Participant" means a person who has become and who remains a Participant in the Plan in accordance with the provisions of Section 3.

                2.1.12 "Plan Accounts" means, collectively, all outstanding Rollover Accounts, Salary Deferral Accounts and Company Contribution Accounts maintained for a Participant.

                2.1.13    "Plan Year" means the calendar year.

                2.1.14 "Rollover Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 6.1.

                2.1.15 "Salary Deferral Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 6.2.





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                2.1.16    "Trust" means The United States Shoe Corporation Tax
Incentive Savings Trust.

                2.1.17 "Trustee" means the corporation serving as trustee of the Trust.

                2.1.18 "Valuation Date" means the last business day of each Plan Year and such other dates as may be selected by the Committee.

         2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.


                                   SECTION 3
                                   ---------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

         3.1 ELIGIBILITY. Each Employee who is a Covered Employee, who has attained age 21 and who has been credited with at least one year of Eligibility Service shall be eligible to become a Participant in the Plan.

         3.2 PARTICIPATION. An Employee may elect to become a Participant in the Plan as of any Entry Date on which he satisfies all of the eligibility requirements of Section 3.1 by completing and signing an enrollment form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. The enrollment form shall include such information as the Committee deems appropriate for the proper administration of the Plan. Each Participant shall continue to be a Participant so long as he remains an Employee and until his Plan Accounts have been fully distributed.

         3.3 ELIGIBILITY SERVICE. Each Employee who completes at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service shall be credited with one year of "Eligibility Service" as of the last day of such 12-month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service shall be credited with one year of "Eligibility Service" as of the last day of the first Plan Year (commencing on or after the day he first performs an Hour of Service) during which he completes at least 1,000 Hours of Service. For purposes of this Section 3.3, an Employee's "Hours of Service" shall be computed as follows (subject to the rules contained in 29 CFR Section 2530.200b-2(b) and (c), which are incorporated herein by reference):

                 3.3.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.





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                 3.3.2    One Hour of Service shall be credited for each hour
for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                          (a)     No more than 501 Hours of Service are
required to be credited under this Section 3.3.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                          (b)     An hour for which an Employee is directly or
indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                          (c)     Hours of Service are not required to be
credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 3.3.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                 3.3.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.3.1 or Section 3.3.2, as the case may be, and under this Section 3.3.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.3.2 shall be subject to the limitations set forth in that Section.

         3.4 MERGED PLAN PARTICIPANTS. Upon the merger of Hahn Shoe Profit Sharing Plan and T. H. Mandy Profit Sharing Plan into this Plan (a) each person who was a Participant in Hahn Shoe Profit Sharing Plan or T. H. Mandy Profit Sharing Plan immediately prior to the merger shall automatically become a Participant in this Plan; (b) the balance in each Participant's Account under Hahn Shoe Profit Sharing Plan or T. H. Mandy Profit Sharing Plan shall be credited to a Rollover Account established for the Participant under Section
6.1 of this Plan and invested in such types of investments as may be permitted by the Committee, provided, however, that if the Participant fails to direct the investment of such Rollover Account, such Rollover Account shall be invested in one or more money market funds; (c) each beneficiary





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designation in effect under the Hahn Shoe Profit Sharing Plan or T. H. Mandy
Profit Sharing Plan shall continue in effect under this Plan until changed in accordance with the provisions of Section 2.1.3; and (d) to the extent that his Rollover Account includes amounts attributable to Hahn Shoe Profit Sharing Plan or T. H. Mandy Profit Sharing Plan, the Participant may not borrow from his Rollover Account.


                                   SECTION 4
                                   ---------

                                 CONTRIBUTIONS
                                 -------------

         4.1 ROLLOVER CONTRIBUTIONS. With the consent of the Committee, a Participant may make a rollover contribution (as described in section 402(a)(5), 403(a)(4) or 408(d)(3)(C) of the Code) to the Plan; provided that no Participant may roll over any amounts which were previously deducted by him under section 219 of the Code. Any rollover contribution must be made in cash and in accordance with uniform rules prescribed by the Committee.

         4.2 SALARY DEFERRAL CONTRIBUTIONS. Subject to such uniform and nondiscriminatory rules as the Committee may prescribe, a Participant may authorize salary deferral contributions of from 1% to 10% of his Gross Compensation, effective as of any Entry Date, by completing and signing a salary deferral form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. Not less frequently than monthly, the Company shall contribute to the Plan an amount equal to the salary deferral contributions authorized by each Participant, subject to the limitations contained in Section 5.

                 4.2.1 A Participant who has authorized salary deferral contributions may change the amount of his authorized salary deferral contributions from one permissible percentage to another, effective as of any Entry Date, by completing and signing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee.

                 4.2.2 A Participant who has authorized salary deferral contributions may suspend such authorization, effective as of the first day of any payroll period, by completing and signing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee. A Participant who has suspended his authorization for salary deferral contributions may again authorize salary deferral contributions, effective as of any Entry Date (not earlier than the first Entry Date of the second calendar quarter next following the calendar quarter in which the effective date of the suspension occurred), by completing and signing a form provided by the Committee and filing such form with the Committee within the time prescribed by the Committee.

         4.3 COMPANY CONTRIBUTIONS. For the calendar quarter ending June 30, 1990 and for each subsequent calendar quarter, the Company shall contribute to the Plan, for each Participant (a) who has authorized salary deferral contributions during such quarter and (b) who is an





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Employee on the last day of such quarter or who ceased to be an Employee during such quarter by reason of his retirement (on or after attaining age 65 or, in the case of a Participant who has completed at least ten years of service with the Company, on or after attaining age 55) or death, an amount equal to 50% of the Participant's Base Salary Deferral Contributions for the calendar quarter, subject to the limitations set forth in Section 5. For purposes of the Plan, the Company's contributions to the Plan for any calendar quarter under this
Section 4.3 shall be deemed to have been made as of the last day of such quarter regardless of the date on which such contributions are actually paid to the Plan. For purposes of this Section 4.3, "Base Salary Deferral Contributions" means that portion of the salary deferral contributions made to the Plan on behalf of a Participant for a calendar quarter under Section 4.2 not in excess of 5% of the Participant's Gross Compensation for such quarter. Notwithstanding the foregoing, if by reason of the limitations contained in Sections 5.2 and 5.8, any Base Salary Deferral Contributions are distributed to a Participant, any related Company contributions under this Section 4.3 (and earnings thereon) shall thereupon be forfeited and applied as soon as possible thereafter to reduce subsequent Company contributions.

         4.4 MISTAKE OF FACT; DISALLOWANCE OF DEDUCTION. Any contribution made by the Company by reason of a mistake of fact or conditioned on its deductibility under section 404 of the Code, to the extent disallowed, may be repaid to the Company, at the Company's election, provided that such repayment is made within one year after the mistaken payment of the contribution or within one year of the disallowance of the deduction. Earnings attributable to such contributions may not be paid to the Company, but any losses attributable thereto shall reduce the amount which may be repaid.


                                   SECTION 5
                                   ---------

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                  --------------------------------------------

         5.1 SECTION 404 LIMITATIONS. In no event shall the Company's total contributions to the Plan for any Plan Year under Sections 4.2 and 4.3 exceed 15% of the Compensation of those Participants who are entitled to share in the Company's contributions under such Sections for such Plan Year. If the Company's total contributions for any Plan Year could exceed the limitation described in the preceding sentence, to the extent necessary to insure that such limitation will not be exceeded, the amounts to be contributed under Sections 4.2 and 4.3 shall be reduced proportionately.

         5.2 SECTION 401(K) LIMITATIONS. If for any Plan Year the Company's contributions under Section 4.2 on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in
Section 5.2.1 and the limitation contained in Section 5.2.2, the contributions on behalf of such Participants under Section 4.2 (together with the earnings thereon) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year.





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                 5.2.1    The Average Deferral Percentage for those
Participants who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Participants multiplied by 1.25.

                 5.2.2 The excess of the Average Deferral Percentage for those Participants who are Highly Compensated Employees over the Average Deferral Percentage of all other Participants must not be more than 2 percentage points and the Average Deferral Percentage for those Participants who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Participants multiplied by 2.

Notwithstanding the foregoing, at the election of the Company, in lieu of making distributions to those Participants who are Highly Compensated Employees, the Company may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of Section 5.2.1 or 5.2.2. Such special contributions shall be allocated among the Salary Deferral Accounts of those Participants who are entitled to share in the Company's contributions under
Section 4.2 for the Plan Year and who are not Highly Compensated Employees in the proportion that each such Participant's Compensation for the Plan Year bears to all such Participants' Compensation for the Plan Year. For purposes of this Section 5.2, (a) the "Average Deferral Percentage" for a specified group of Participants shall be the average of such Participants' Individual Deferral Percentages and (b) "Individual Deferral Percentage" means, with respect to any Participant for any Plan Year, the ratio of the salary deferral contributions paid to the Plan for the Participant under Section 4.2 to the Participant's Compensation for such Plan Year. For purposes of determining the Individual Deferral Percentage of a Participant who is a Highly Compensated Employee, this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Participant is eligible to participate shall be treated as a single plan. In the event this Plan must be combined with one or more plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of section 401(k) of the Code.

         5.3 SECTION 401(M) LIMITATIONS. If for any Plan Year the total contributions under Section 4.3 on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 5.3.1 and the limitation contained in Section 5.3.2, the contributions on behalf of such Participants under Section 4.3 (together with the earnings thereon) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participant prior to the end of the following Plan Year.

                 5.3.1 The Average Contribution Percentage for those Participants who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Participants multiplied by 1.25.





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                 5.3.2    The excess of the Average Contribution Percentage for
those Participants who are Highly Compensated Employees over the Average Contribution Percentage of all other Participants must not be more than 2 percentage points and the Average Contribution Percentage for those Participants who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Participants multiplied by 2.

For purposes of this Section 5.3, (a) the "Average Contribution Percentage" for a specified group of Participants, grouped by Compensation, shall be the average of such Participants' Individual Contribution Percentages and (b) "Individual Contribution Percentage" means, with respect to any Participant for any Plan Year, the ratio of the contributions paid to the Plan on behalf of the Participant under Section 4.3 to the Participant's Compensation for such Plan Year. The Average Contribution Percentage for any Highly Compensated employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in section 401(a) of the Code (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) maintained by any Affiliated Employer in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event that this Plan must be combined with one or more other plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), all employee and matching contributions shall be treated as made under a single plan for purposes of section 401(m) of the Code. At the discretion of the Committee, contributions under Section 4.2 shall be deemed to be contributions under
Section 4.3 for purposes of applying the limitations contained in this Section.

         5.4 SECTION 401(M) ALTERNATE LIMITATIONS. The alternate limitations set forth in this Section 5.4 shall apply if, for any Plan Year, the total contributions under Section 4.2 on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section
5.2.1 and the total contributions under Section 4.3 on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section 5.3.1. If for any Plan Year the total contributions under
Section 4.3 by or on behalf of those Participants who are Highly Compensated Employees exceed the sum of the limitation contained in Section 5.4.1 and the limitation contained in Section 5.4.2, to the extent necessary to insure that the sum of such limitations will not be exceeded, the contributions made on behalf of such Participants under Section 4.3 (and earnings thereon) shall be distributed to such Participant prior to the end of the following Plan Year.

                 5.4.1 125% of the lesser of (a) the Average Deferral Percentage of those Participants who are not Highly Compensated Employees or
(b) the Average Contribution Percentage of such Participants.

                 5.4.2 The lesser of (a) two plus the greater of the amounts determined under clauses (a) and (b) of Section 5.4.1 or (b) 200% of the greater of the amounts determined under clauses (a) and (b) of Section 5.4.1.





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For purposes of this Section 5.4, (a) the terms "Average Contribution
Percentage", "Individual Contribution Percentage" and "Average Deferral Percentage" shall have the meanings set forth in Sections 5.2 and 5.3. At the discretion of the Committee, contributions under Section 4.2 shall be deemed to be contributions under Section 4.3 for purposes of applying the limitations contained in this Section.

         5.5 MAXIMUM ANNUAL ADDITIONS. The total Annual Additions allocable to a Participant's Plan Accounts for any Plan Year shall be limited in accordance with the following provisions:

                 5.5.1 Notwithstanding any other provision of the Plan to the contrary, in no event shall a Participant's Annual Additions for any Plan Year exceed the lesser of (a) $30,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue for Plan Years beginning on or after January 1, 1988) or (b) 25% of his Compensation for such Plan Year.

                 5.5.2 If for any Plan Year, as a result of reasonable error in estimating a Participant's Compensation or other facts and circumstances approved by the Commissioner of Internal Revenue, a Participant's Annual Additions could exceed the limitations set forth in Section 5.5.1, the following adjustments shall be made in the following order to the extent necessary to insure such limitations will not be exceeded: first, the Company's contributions for the Plan Year on behalf of the Participant under
Section 4.3 shall be allocated to a suspense account under Section 5.5.3 and, second, the Company's contributions for the Plan Year on behalf of the Participant under Section 4.2 shall be allocated to a suspense account under
Section 5.5.3.

                 5.5.3 That portion of the Company's contributions for a Plan Year which is allocated to a suspense account under Section 5.5.2 shall be applied to reduce the contributions otherwise required of the Company in the first Plan Year in which they can be applied without exceeding the limitations of Section 5.5.1. The suspense account shall not share in the income, expenses, profits or losses of the Trust. The Company shall not contribute any amount to the Trust which results in additional amounts being credited to the suspense account. If the Plan is terminated, any amount credited to the suspense account which cannot be allocated to the Participants' Plan Accounts shall be paid to the Company.

                 5.5.4 For purposes hereof, "Annual Additions" means, with respect to any Participant, the sum of all contributions (other than rollover contributions) and forfeitures allocated to his accounts for a Plan Year under this Plan and all other defined contribution plans maintained by any Affiliated Employer. If a Participant in this Plan is a participant in one or more other defined contribution plans, the limitations contained in this Section 5.5 shall be applied to reduce the annual additions which otherwise would have been credited to his accounts in this Plan and such other plans, beginning with the most current annual additions.





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         5.6     HIGHLY COMPENSATED EMPLOYEE.  For purposes of Sections 5.2,
5.3 and 5.4, "Highly Compensated Employee" means an Employee (a) who, during the Plan Year for which the determination is being made or the preceding Plan Year, was at any time a 5-percent owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, during the Plan Year preceding the Plan Year for which the determination is being made, (i) received Compensation in excess of $75,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) or (ii) received Compensation in excess of $50,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) and was in the group consisting of the top 20% of the Employees ranked on the basis of Compensation or (iii) was at any time an officer of any Affiliated Employer and received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year; or (c) who, during the Plan Year for which the determination is being made, is within the group consisting of the 100 Employees paid the greatest Compensation for such Plan Year and (i) received Compensation in excess of $75,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) or (ii) received Compensation in excess of $50,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) and was in the group consisting of the top 20% of the Employees ranked on the basis of Compensation or (iii) was at any time an officer of any Affiliated Employer and received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year. The dollar threshold for a particular Plan Year is based on the dollar threshold in effect for such Plan Year.

                 5.6.1 For purposes of this Section 5.6 only, with respect to any Plan Year, (a) not more than 50 Employees (or, if less, the greater of 3 Employees or 10% of the Employees) shall be deemed to be officers and (b) if no officer received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code, the highest paid officer shall be deemed to have received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) during the Plan Year.

                 5.6.2 For purposes of this Section 5.6 only, with respect to any Plan Year, if any individual is a member of the family of a 5-percent owner (as defined in section 416(i)(1)(A) of the Code) of an Affiliated Employer, or a member of the family of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year, (a) such individual shall not be considered a separate Employee; (b) any Compensation paid to such individual shall be treated as if it were paid to the 5-percent owner or Highly Compensated Employee; and (c) any contribution made to the Plan by or on behalf of such individual shall be treated as if it were made to the Plan by or on behalf of the 5-percent owner or Highly Compensated Employee. For purposes of this
Section 5.6.2, "member of the family" means, with respect to any Employee, such Employee's spouse, lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants.

                 5.6.3 For purposes of determining the number of Employees within the group consisting of the top 20% of the Employees, the following
Employees may, in the discretion of the Committee, be excluded:   (a) Employees
who have not completed 6 months of service, (b)

Employees who normally work less than 17-1/2 hours per week, (c) Employees who normally work during not more than 6 months during any year, (d) Employees who have not attained age 21, (e) Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and an Employer, and (f) Employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

         5.7 COMPENSATION. For purposes of this Section 5 "Compensation" means an Employee's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

                 5.7.1 For purposes of Sections 5.1 and 5.5, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year.

                 5.7.2 For purposes of Sections 5.2, 5.3, 5.4 and 5.6, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year plus the Compensation which would have been paid or includable in gross income during such Plan Year but for sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

                 5.7.3 For purposes of Sections 5.1, 5.2, 5.3 and 5.4, an Employee's annual Compensation shall not be deemed to exceed $200,000 or such greater amount as may be permitted under section 401(a)(17) of the Code.

         5.8 SECTION 402(G) LIMITATION. Notwithstanding any other provision of the Plan, if a Participant has Excess Deferrals for any Plan Year, and if the Participant so elects, the Excess Deferrals (and earnings thereon) shall be distributed to the Participant from his Salary Deferral Account no later than April 15 following the Plan Year for which the Excess Deferrals were made. Any election under this Section 5.8 shall be in writing, shall be filed with the Committee no later than March 1 following the Plan Year for which the Excess Deferrals were made, shall specify the amount of the Excess Deferrals for the Plan Year and shall include the Participant's statement that if such Excess Deferrals are not distributed, the sum of the Excess Deferrals plus amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code will exceed the limits imposed by section 402(g) of the Code. For purposes of the Plan, "Excess Deferrals" means that portion of the amount allocated to the Participant's Salary Deferral Account for the Plan Year which, when added to other amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code, exceeds the limits imposed by section 402(g) of the Code.


                                   SECTION 6
                                   ---------

                                   ACCOUNTS
                                   --------

         6.1 ROLLOVER ACCOUNTS. A separate bookkeeping Rollover Account shall be established and maintained for each Participant who makes rollover contributions to the Plan under Section 4.1 which shall reflect such contributions and the investment thereof. Each Participant's rollover contributions to the Plan shall be allocated to his Rollover Account as of the date received by the Trustee. Each Participant's Rollover Account shall at all times be fully vested and nonforfeitable. Amounts credited to a Participant's Rollover Account shall be invested in such types of investments as may be permitted by the Committee.

         6.2 SALARY DEFERRAL ACCOUNTS. A separate bookkeeping Salary Deferral Account shall be established and maintained for each Participant who has authorized salary deferral contributions which shall reflect the salary deferral contributions properly allocable to the Participant under Section 4.2 and the investment thereof. The salary deferral contributions to the Plan on behalf of a Participant shall be allocated to the Participant's Salary Deferral Account as of the date received by the Trustee. Each Participant's Salary Deferral Account shall at all times be fully vested and nonforfeitable.
Amounts credited to a Participant's Salary Deferral Account shall be invested in such types of investments as may be permitted by the Committee.

         6.3 COMPANY CONTRIBUTION ACCOUNTS. A separate bookkeeping Company Contribution Account shall be established and maintained for each Participant which shall reflect the Company contributions properly allocable to the Participant under Section 4.3 and the investment thereof. The contributions made to the Plan on behalf of a Participant under Section 4.3 shall be allocated to the Participant's Company Contribution Account as of the date received by the Trustee. Each Participant's Company Contribution Account shall at all times be fully vested and nonforfeitable. Amounts credited to a Participant's Company Contribution Account shall be invested exclusively in common shares of the Company.

         6.4 VALUATIONS AND ADJUSTMENTS. The Trustee shall value the Trust assets at their fair market value as of each Valuation Date. Based upon the results of such valuation, the Trustee shall adjust each outstanding Plan Account to reflect the increase or decrease thereof, and any applicable contributions, withdrawals, distributions or forfeitures, since the preceding Valuation Date.

         6.5 VOTING COMPANY SHARES. Before each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each Participant a copy of the proxy solicitation material therefore, together with a form requesting confidential instructions to the Trustee on how to vote the number of the Company's common shares credited to such Participant's Company Contribution Account. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Trustee shall vote the Company common shares for which voting instructions shall not have been received in the same proportions that it votes the shares for which voting instructions have been received.


                                   SECTION 7
                                   ---------

                                 DISTRIBUTIONS
                                 -------------

         7.1     GENERAL.  Except as otherwise provided in this Section 7 and
Section 8, no amount shall be distributed or withdrawn with respect to a Participant's Plan Accounts while he remains an Employee.

         7.2 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee for any reason other than his death, the Participant's Plan Accounts shall be distributed to him in one lump sum as soon as practicable following the date on which he ceases to be an Employee (not later than 60 days after the later of (a) the close of the Plan Year in which he attains age 65 and (b) the close of the Plan Year in which he ceases to be an Employee). Notwithstanding the foregoing, the Plan Accounts of a Participant who remains an Employee shall be distributed as of the last Valuation Date of the calendar year in which he attains age 70-1/2, and any assets allocated to his Plan Accounts during any subsequent calendar year shall be distributed as of the last Valuation Date of such subsequent calendar year.

         7.3 DEATH. If a Participant ceases to be an Employee by reason of his death, or if a Participant dies after ceasing to be an Employee but before his Plan Accounts have been distributed, the Participant's Plan Accounts shall be distributed to his Beneficiary in one lump sum as soon as practicable following the date on which the Participant's death occurred (not later than 5 years after the date of the Participant's death).

         7.4     DEFERRED DISTRIBUTIONS.   Notwithstanding any other provision
hereof to the contrary, if the value of a Participant's Plan Accounts is in excess of $3,500, distribution shall not be made to the Participant prior to the date on which the Participant attains age 65 without the written consent of the Participant.

         7.5 REEMPLOYMENT. If a Participant who ceased to be an Employee is reemployed as an Employee prior to the date as of which his Plan Accounts are to be distributed, his Plan Accounts shall not be distributed by reason of such cessation of employment.

                                   SECTION 8
                                   ---------

                               WITHDRAWALS; LOANS
                               ------------------

         8.1 WITHDRAWALS FROM SALARY DEFERRAL ACCOUNTS. Subject to such uniform and nondiscriminatory rules as the Committee may prescribe, a Participant may elect to withdraw in cash from his Salary Deferral Account any amount he designates (not less than $500); provided, however, that if the Participant has not attained age 59-1/2 (a) he may not elect to withdraw any amounts attributable to salary deferral contributions unless he demonstrates to the satisfaction of the Committee that such withdrawal is necessary to alleviate a Hardship, (b) he may not elect to withdraw from his Salary Deferral Account more than the amount needed to alleviate the Hardship, and (c) he may not elect to withdraw from his Salary Deferral Account an amount in excess of the salary deferral contributions credited to such Account through the Valuation Date as of which the withdrawal is being made. For purposes hereof, "Hardship" means an immediate and heavy financial need of the Participant or his dependents because of sickness, disability, or other financial emergency, but only to the extent consistent with section 401(k) of the Code and any regulations issued by the Secretary of the Treasury thereunder. The determination of whether a Participant has incurred a "Hardship" shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred. A withdrawal for any of the following needs shall be deemed to be made on account of Hardship: (a) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code), (b) purchase (excluding mortgage payments) of a principal residence of the Participant, (c) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children or dependents, (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence, and (e) such other circumstance that, in the judgment of the Committee, constitute financial hardship as defined in the Code or regulations issued thereunder. In the event of a withdrawal of amounts attributable to salary deferral contributions under this Section 8.1, the Participant's elective contributions and employee contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)(iii)) to this Plan and all other plans maintained by any Affiliated Employer shall be suspended for 12 months after the withdrawal and the Participant's elective contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d) (2)(iii)) to this Plan and all other plans maintained by any Affiliated Employer for the calendar year immediately following the calendar year in which the withdrawal occurs may not exceed the applicable limit under section 402(g) of the Code for the calendar year immediately following the calendar year in which the withdrawal occurs less the amount of such elective contributions for the calendar year in which the withdrawal occurs.

         8.2 LOANS FROM PLAN ACCOUNTS. With the consent of the Committee, and subject to such uniform and nondiscriminatory rules as the Committee may prescribe (which rules are incorporated herein by reference), a Participant may elect to borrow up to the entire vested balance in his Rollover Account and Salary Deferral Account; provided, however, that the minimum amount of any loan shall be $500; and, provided further, that the total amount borrowed may not exceed 50% of the value of the vested portion of the Participant's Plan Accounts; provided, further, that the total amount which may be borrowed at any time from the Participant's Plan Accounts may not exceed $50,000 less the highest outstanding loan balance on any day during the 12-month period ending on the date the loan is made. Any such loan shall be deemed to be an investment of the Plan Account from which the loan was made and all principal and interest payments thereon shall be credited to such Plan Account. To the extent of any such loan, the Participant's Plan Accounts shall not share in the other income, profits and losses of the Trust. Each loan shall bear a reasonable rate of interest and shall be secured by the loaned balance of the Plan Account from which the loan was made. The period of repayment for any loan shall be arrived by mutual agreement between the Committee and the Participant, provided that (a) in no event shall such period extend beyond 5 years unless the loan is used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant and (b) payments of principal and interest shall be made according to a definite payment schedule that calls for at least quarterly payments of principal and interest. In the event that the Participant fails to make any payments required under the terms of any such loan the Trustee shall take such steps as any prudent lender would take to collect or enforce amounts owed on the loan.


                                   SECTION 9
                                   ---------

                              TOP-HEAVY PROVISIONS
                              --------------------

         9.1 GENERAL. If the Plan is or becomes Top Heavy in any Plan Year, the provisions of this Section 9 will supersede any conflicting provisions in the Plan.

         9.2 DEFINITIONS. For purposes of this Section 9, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

                 9.2.1 "Key Employee" means any Employee or former Employee (and the beneficiaries of any such Employee) who at any time during the Determination Period was an officer of an Affiliated Employer if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in an Affiliated Employer if such individual's compensation exceeds 100% of the dollar limitation contained in section 415(c)(1)(A) of the Code, a 5-percent owner of an Affiliated Employer or a 1-percent owner of an Affiliated Employer who has an annual compensation of more than $150,000. The "Determination Period" is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder. For purposes of this Section 9.2.1, compensation from all Affiliated Employers shall be aggregated.

                 9.2.2 For any Plan Year, this Plan is "Top Heavy" if any of the following conditions exists:

                          (a)     If the Top-Heavy Ratio for this Plan exceeds
60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

                          (b)     If this Plan is a part of a Required
Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

                          (c)     If this Plan is a part of a Required
Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                 9.2.3 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and no Affiliated Employer has maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), determined in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which are required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

                 9.2.4 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with Section 9.2.3, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 9.2.3, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                 9.2.5 For purposes of Sections 9.2.3 and 9.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for an Affiliated Employer at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Distributions made from a terminated plan during the 5-year period ending on the Determination Date shall be taken into account for purposes of Sections 9.2.3 and 9.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated.

                 9.2.6 "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of any Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

                 9.2.7 "Required Aggregation Group" means (a) each qualified plan of an Affiliated Employer in which at least one Key Employee participates, and (b) any other qualified plan of an Affiliated Employer which enables a plan described in (a) to meet the requirements of sections 401(a)(4) or 410 of the Code.

                 9.2.8 "Determination Date" means (a) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and
(b) for the first Plan Year of the Plan, the last day of that year.

                 9.2.9 "Valuation Date" means the last business day of each Plan Year.

                9.2.10 For purposes of computing the Top-Heavy Ratio, the "Valuation Date" shall be the same date used for computing plan costs for minimum funding.

         9.3 MINIMUM CONTRIBUTIONS. Notwithstanding any other provision in this Plan except 9.3.2 below, for any Plan Year in which this Plan is Top-Heavy, the Company contributions (other than 401(k) contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee but who is an Employee on the last day of such Plan Year shall not be less than the lesser of three percent of such Participant's compensation or in the case where the Company has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of the Company contributions (including 401(k) contributions) and forfeitures, as a percentage of the first $200,000 (or such greater amount as may be permitted under section 401(a)(17) of the Code) of the Key Employee's compensation, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

                 9.3.1 For purposes of computing the minimum allocation, "compensation" means Compensation within the meaning of that term as used in
Section 5.5.

                 9.3.2 For purposes of computing the minimum allocation, Company contributions and forfeitures allocated under any other defined contribution plan of the Company, in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of section 401(a)(4) or 410 of the Code, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-Key Employee Participant who is also a participant in any defined benefit plan of the Company which designates this Plan to satisfy section 401 of the Code, the foregoing provisions of this Section 9.3 shall be applied, but with 5% substituted for 3%.

                 9.3.3 The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be suspended or forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

         9.4 MINIMUM VESTING. For any Plan Year in which this Plan is Top-Heavy, the nonforfeitable interest of each Employee in his Company-derived accrued benefits shall be determined on the basis of the following: 100% vesting after 3 years of service. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Participant contributions, including benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year.
However, this Section does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Participant's account balances attributable to contributions of the Company will be determined without regard to this Section. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in section 411(a)(10) of the Code applies.


                                   SECTION 10
                                   ----------

                           ADMINISTRATION OF THE PLAN
                           --------------------------

         10.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee of such number of members as may be fixed by the Company who shall be appointed from time to time by and serve at the pleasure of the Company. Any person who is appointed as a member of the Committee shall signify his acceptance by filing a written acceptance with the Company. A member of the Committee may resign by delivering his written resignation to the Company and such resignation shall become effective upon the date specified therein or the date of receipt, whichever is later.

         10.2 SERVICE OF PROCESS. Unless another person has been appointed by the Company to serve as agent for receipt of legal process with respect to the Plan, the Committee shall be the agent for receipt of legal process with respect to the Plan.

         10.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

         10.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

         10.5 NAMED FIDUCIARY. The Committee shall be a named fiduciary of the Plan with respect to all matters entrusted to it under the terms of the Plan and the Trust. The Committee shall determine the financial needs of the Plan, from time to time, in light of the objectives of the Plan and the requirements of the Employee Retirement Income Security Act of 1974 and shall communicate such information to the Company and the Trustee.

         10.6 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Affiliated Employer or the Trustee), auditors (including auditors of any Affiliated Employer or the Trustee), physicians, clerical help and actuaries as in his judgment may seem reasonable or necessary for the proper administration of the Plan, and the Committee may certify to the Trustee the expenses chargeable to the Trust for such services.

         10.7 RECORDS. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to the Company a report setting forth the amount of contributions required to be made to the Plan and in conformity with applicable law, showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

         10.8 DELEGATION OF AUTHORITY. With the consent of the Company the Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee.

         10.9 BENEFIT CLAIMS. In the event that the Committee denies, in whole or in part, any claim for benefits under the Plan, the Committee shall promptly notify the claimant in writing of such denial, setting forth the specific reasons for such denial, and afford the claimant a reasonable opportunity for a full and fair review of his claim. The Committee shall establish rules and procedures for reviewing claims which are consistent with this Section and with any regulations issued by the Secretary of Labor under section 503 of the Employee Retirement Income Security Act of 1974, as such section now exists or is hereafter amended or renumbered.

         10.10 ELIGIBILITY. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

         10.11 NON-DISCRIMINATION. All determinations required of the Company or the Committee hereunder shall be made in accordance with the provisions hereof and in accordance with other standards and policies adopted by the Company or the Committee, which standards and policies shall be consistently observed and applied in a nondiscriminatory manner to all Employees similarly situated.

         10.12 INDEMNIFICATION. The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the Committee's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

         10.13 EXPENSES. Unless the Company otherwise directs, all expenses of the Plan and Trust shall be charged appropriately against the outstanding Plan Accounts as the Committee shall determine.


                                   SECTION 11
                                   ----------

                              MANAGEMENT OF ASSETS
                              --------------------

         All assets of the Plan shall be held in the Trust for the exclusive benefit of the Participants and their Beneficiaries. Except as to the costs and expenses of the Plan and Trust not otherwise provided for and except as otherwise provided herein, in no event shall it be possible for any of the assets of the Plan to be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No person shall have any interest in or right to any part of the assets of the Plan, except as and to the extent provided in the Plan and the Trust.


                                   SECTION 12
                                   ----------

                           AMENDMENT AND TERMINATION
                           -------------------------

         12.1 AMENDMENT. The Company reserves the right to amend the Plan either retroactively or prospectively, conditionally or absolutely; provided that the Company shall have no right to amend the Plan in such manner as would cause or permit any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries; provided, further, that no amendment may be adopted changing any vesting schedule unless the nonforfeitable percentage of each Participant's Plan Accounts (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) is equal to or greater than such nonforfeitable percentage computed without regard to such amendment. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. No amendment shall reduce a Plan Account balance or eliminate an optional form of distribution.

         12.2 TERMINATION. The Company reserves the right to terminate the Plan, in whole or in part, either retroactively or prospectively, conditionally or absolutely. In the event of the termination of the Plan or the permanent discontinuance of Company contributions to the Plan, the Plan Accounts of all Participants shall be fully vested and nonforfeitable. In the event of the partial termination of the Plan, the Plan Accounts of all affected Participants shall be fully vested and nonforfeitable. If the Plan is terminated, each Participant's Plan Accounts shall be distributed to him or his Beneficiary, as the case may be, as soon as practicable thereafter.


                                   SECTION 13
                                   ----------

                           MERGERS AND CONSOLIDATIONS
                           --------------------------

         Notwithstanding any other provision hereof to the contrary, in no event shall the Plan be merged or consolidated with any other plan, nor shall any of the assets or liabilities of the Plan be transferred to any other plan, unless each Participant and Beneficiary would (if the transferee or surviving plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).


                                   SECTION 14
                                   ----------

                           NON-ALIENATION OF BENEFITS
                           --------------------------

         No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.


                                   SECTION 15
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         15.1 DELEGATION. Any matter or thing to be done by the Company shall be done by its Board of Directors or the Executive Committee thereof, except that, from time to time, a Board or Executive Committee by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board or the Executive Committee, as the case may be.

         15.2 PLAN ADMINISTRATOR AND SPONSOR. The Committee and the Company shall be the "Plan Administrator" and "Sponsor", respectively, of the Plan within the meaning of those terms as used in the Employee Retirement Income Security Act of 1974.

         15.3 APPLICABLE LAW. The Plan shall be governed by the laws of the State of Ohio and applicable federal law.

         15.4 SEPARABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

         15.5 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

         15.6 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

         IN WITNESS WHEREOF, The United States Shoe Corporation has caused its name to be subscribed on the 4 day of APRIL, 1990, but effective for all purposes as of December 31, 1989.


                                        THE UNITED STATES SHOE CORPORATION



                                        By:      /s/ K. Brent Somers
                                           ----------------------------------

                                  AMENDMENT TO
                       THE UNITED STATES SHOE CORPORATION
                 SALARIED EMPLOYEES TAX INCENTIVE SAVINGS PLAN


         Section 7.4 of The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan is amended effective June 1, 1990 to read as follows:

                          7.4 DEFERRED DISTRIBUTIONS. Notwithstanding any other provision hereof to the contrary:

                          7.4.1 If the value of a Participant's Plan Accounts is in excess of $3,500, distribution shall not be made to the Participant prior to the date on which the Participant attains age 65 without the written consent of the Participant.

                          7.4.2 If a Participant in this Plan is also a participant in Hahn Shoe Profit Sharing Plan, T.H. Mandy Profit Sharing Plan or U.S. Specialty Retailing Divisions Profit Sharing Plan (the "Related Plans") and if the value of the Participant's Plan Accounts is not in excess of $3,500, he may elect to defer distribution of his Plan Accounts until the earlier of (a) the second anniversary of the date on which he ceased to be an Employee and (b) the date on which all of his Related Plan accounts have been distributed.

         IN WITNESS WHEREOF, The United States Shoe Corporation has hereunto caused its name to be subscribed this 24TH day of MAY, 1990.

                                        THE UNITED STATES SHOE CORPORATION



                                        By:      /s/ K. Brent Somers
                                           ---------------------------------
                                                 Vice President

                AMENDMENT TO THE UNITED STATES SHOE CORPORATION
                           TAX INCENTIVE SAVINGS PLAN


         The Amendment to the United States Shoe Corporation Tax Incentive Savings Plan, Section 10.13, is amended effective September 1, 1991, by the addition of the following sentence:

                 10.13 All administrative expenses of the plan and trust that are charged against the outstanding plan accounts shall be paid by the Corporation.

         IN WITNESS WHEREOF, The United States Shoe Corporation is hereunto caused its name to be subscribed this 31st day of August, 1991.


                                        THE UNITED STATES SHOE CORPORATION



                                        By:      /s/ K. Brent Somers
                                           ------------------------------------
                                       Its:     Vice President
                                           ------------------------------------

                                  AMENDMENT TO
                       THE UNITED STATES SHOE CORPORATION
                 SALARIED EMPLOYEES TAX INCENTIVE SAVINGS PLAN

         Amendment to The United States Shoe Corporation Tax Incentive Savings Plan, effective January 1, 1992, in the following respects:

         1. Section 4 is amended by the addition of new Section 4.6 reading as follows:

                          4.6 TRANSFERS FROM RELATED PLANS. Subject to such rules as the Committee may prescribe, if a participant in a Related Plan becomes a Participant in this Plan, he may elect to have his Related Plan accounts transferred to this Plan. For purposes of this Section 4.6, "Related Plan" means Women's Specialty Retailing Tax Incentive Savings Plan and LensCrafters Tax Incentive Retirement Savings Plan.

                                  4.6.1    In the case of a transfer from
                 Women's Specialty Retaining Tax Incentive Savings Plan, amounts transferred with respect to the Participant's rollover account and salary deferral account in such Related Plan shall be credited to the corresponding Plan Account in this Plan.

                                  4.6.2    In the case of a transfer from
                 LensCrafters Tax Incentive Retirement Savings Plan, amounts transferred with respect to the Participant's rollover account, salary deferral account and company contribution account in such Related Plan shall be credited to the corresponding Plan Account in this Plan.

                                  4.6.3 To the extent that a Participant has an outstanding loan under a Related Plan which is being transferred to this Plan in conjunction with the transfer of his Related Plan accounts, such loan shall be deemed to be a loan made in accordance with the provisions of Section 8.2 of this Plan.

         2. Section 8 is amended by the addition of new Section 8.3 reading as follows:

                          8.3 TRANSFERS TO RELATED PLANS. Subject to such rules as the Committee may prescribe, if a Participant in this Plan becomes a participant in a Related Plan, he may elect to have his Plan Accounts transferred to such Related Plan. For purposes of this Section 8.3, "Related Plan" means Women's Specialty Retailing Tax Incentive Savings Plan and LensCrafters Tax Incentive Retirement Savings Plan.

                                   - Page 2 -


         IN WITNESS WHEREOF, The United States Shoe Corporation has hereunto caused its name to be subscribed this 7TH day of FEBRUARY, 1992.

                       THE UNITED STATES SHOE CORPORATION



                                        /s/ K. Brent Somers
                                        ---------------------------------
                                        K. Brent Somers, Vice President

                                  AMENDMENT TO
                       THE UNITED STATES SHOE CORPORATION
                 SALARIED EMPLOYEES TAX INCENTIVE SAVINGS PLAN


         The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan (the "Plan") is amended effective January 1, 1995 as follows:


         1. The name of the Plan is changed from "The United States Shoe Corporation Salaried Employees Tax Incentive Savings Plan" to "The United States Shoe Corporation Tax Incentive Savings Plan."

         2. Section 2.1.7 of the Plan is amended in its entirety to read as follows:

                          2.1.7 "Covered Employee" means any Employee of the Company who is not a production, maintenance, or warehouse employee, subject to the following:

                                  (a)      The term "Covered Employee" shall
         not include any Employee who is not employed within one of the States of the United States unless (i) such Employee is classified on the personnel records of the Company as a foreign service employee or (ii) such Employee is a non-resident alien employed in Spain who is compensated in United Stated dollars.

                                  (b)      The term "Covered Employee" shall
         not include any person who is a non-exempt office clerical employee of the Women's Shoe Division of the Company.

                                  (c)      The term "Covered Employee" shall
         not include any person who is a "leased employee" (as defined in section 414(n) of the Code) with respect to the Company.

                                  (d)      The term "Covered Employee" shall
         include any Employee of Eye Exam 2000 of California, Inc.

                                  (e)      The term "Covered Employee" shall
         include an Employee of LensCrafters International, Inc. who is employed within the United States or Puerto Rico but shall not include any Employee of Lenscrafters International, Inc. who is employed within Canada or any other location (other than Puerto Rico) outside one of the States of the United States.

         3.      Section 3 of the Plan is amended by the addition of a new
Section 3.5 reading as follows:

                 3.5 MERGER OF LENSCRAFTERS AND WOMEN'S SPECIALTY RETAILING PLAN PARTICIPANTS. Upon the merger of LensCrafters Tax Incentive Retirement Savings Plan and Women's Specialty Retailing Tax Incentive Savings Plan into this Plan (a) each person who was a Participant in LensCrafters Tax Incentive Retirement Savings Plan or Women's Specialty Retailing Tax Incentive Savings Plan immediately prior to the merger shall automatically become a Participant in this Plan; (b) the balance in each Participant's plan accounts under LensCrafters Tax Incentive Retirement Savings Plan or Women's Specialty Retailing Tax Incentive Savings Plan shall be credited to the corresponding plan accounts under this Plan; and (c) each beneficiary designation in effect under LensCrafters Tax Incentive Retirement Savings Plan or Women's Specialty Retailing Tax Incentive Savings Plan shall continue in effect under this Plan until changed in accordance with the provisions of Section 2.1.3.

         4.      Section 3 of the Plan is amended by the addition of a new
Section 3.6 reading as follows:

                 3.6 BREAK IN SERVICE. For purposes of the Plan, the term "Break in Service" means a period of one or more consecutive Plan Years during each of which an Employee fails to complete more than 500 Hours of Service. For purposes of determining whether an Employee has incurred a Break in Service, if the Employee is absent from work for the Company (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee will be credited with one Hour of Service for each hour which the Employee would normally have been scheduled for work but for such absence, or, if the Employee does not have a regular work schedule, with eight Hours of Service for each day of such absence. Notwithstanding the preceding sentence:

                          3.6.1 No more than 501 Hours of Service will be credited under this Section 3.6 to an Employee on account of any single continuous period of such an absence;

                          3.6.2 Any Hours of Service which are to be credited to an Employee under this Section 3.6 by reason of a single continuous period of absence will be credited for the Plan Year in which such absence begins if the Employee would be prevented from incurring a five year Break in Service with respect to such Plan Year solely because of such crediting. Otherwise, such Hours of Service will be credited for the Plan Year next following the Plan Year in which such absence begins; and

                          3.6.3 No Hours of Service will be credited to an Employee unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Section 3.6 and the number of days for which there was such an absence. The same Hours of Service shall not be credited both under Section 3.3 above and under this Section 3.6.

         5. Section 4.3 of the Plan is amended in its entirety to read as follows:

                 4.3      COMPANY CONTRIBUTIONS.

                          4.3.1 For the calendar quarter ending March 31, 1995 and for each subsequent calendar quarter, the Company shall contribute to the Plan, for each Participant (a) who has authorized salary deferral contributions during such quarter and (b) who is an Employee on the last day of such quarter or who ceased to be an Employee during such quarter by reason of his retirement (or after attaining age 65 or, in the case of a Participant who has completed at least ten years of service with Company, on or after attaining age 55) or death, an amount equal to 100% of the Participant's Base Salary Deferral Contributions for the calendar quarter, subject to the limitations set forth in Section 5. For purposes of the Plan, the Company's contributions to the Plan for any calendar quarter under this Section 4.3.1 shall be deemed to have been made as of the last day of such quarter regardless of the date on which such contributions are actually paid to the Plan. For purposes of this Section 4.3.1, "Base Salary Deferral Contributions" means that portion of the salary deferral contributions made to the Plan on behalf of a Participant for a calendar quarter under Section 4.2 not in excess of 3% of the Participant's Gross Compensation for such quarter. Notwithstanding the forgoing, if by reason of the limitations contained in Sections
         5.2 and 5.8, any Base Salary Deferral Contributions are distributed to a Participant, any related Company contributions under this Section
         4.3.1 (and earning thereon) shall thereupon be forfeited and applied as soon as possible thereafter to reduce subsequent Company contributions.

                          4.3.2 In addition to the Company contributions described in Section 4.3.1 above, for each Plan Year beginning after 1994, the Company may make a discretionary contribution to the Plan on behalf of one or more Operating Groups of such amount as may be determined by the Company in its sole discretion. The Company's contributions under this Section 4.3.2 for any calendar year on behalf of any Operating Group shall be allocated among such Operating Group's Eligible Participants in the proportion that each such Eligible Participant's Base Salary Deferral Contributions for each payroll period during the calendar year bear to all such Eligible Participant's Base Salary Deferral Contributions for each payroll period during the calendar year, subject to the limitations set forth in Section 5. Notwithstanding the foregoing, in no event may the contribution allocated to any Eligible Participant under this Section 4.3.2 exceed 50% of the Eligible Participant's Base Salary Deferral Contributions. For purposes of the Plan, the Company's contributions to the Plan for any calendar year under this
         Section 4.3.2 shall be deemed to have been made as of the last day of such year regardless of the date on which such contributions are actually paid to the Plan. Notwithstanding the forgoing, if by reason of the limitations contained in Sections 5.2 and 5.8, any Base Salary Deferral Contributions are distributed to a Participant, any related Company contributions under this Section 4.3.2 (and earning thereon) shall thereupon be forfeited and applied as soon as possible thereafter to reduce subsequent Company contributions.

                          4.3.3 For purposes of Section 4.3.2, (a) "Base Salary Deferral Contributions" means the total salary deferral contributions made to the Plan on behalf of a Participant for a calendar year under Section 4.2. (b) "Operating Group" means the Footwear, Optical Retailing, Women's Specialty Retailing and Corporate Center Operating Group, and (c) "Eligible Participant" means, with respect to any Operating Group, each Participant (i) who is employed by the Operating Group, (ii) who has authorized salary deferral contributions during such year, and (iii) who is an Employee on the last day of such Plan Year or who ceased to be an Employee prior to such date by reason his retirement (on or after attaining age 65 or, in the case of a Participant who has completed at least ten years of service with the Company, on or after attaining age 55) or death.

         6. Section 6.3 of the Plan is amended in its entirety to read as follows:

                 6.3 A separate bookkeeping Company Contribution Account shall be established and maintained for each Participant which shall reflect the Company contributions properly allocable to the Participants under Sections 4.3.1 and 4.3.2 and the investment thereof. The contributions made to the Plan on behalf of a Participant under Sections 4.3.1 and 4.3.2 shall be allocated to the Participants' Company Contribution Account as of the date received by the Trustee. Amounts credited to a Participant's Company Contribution Account which are attributable to contributions made pursuant to
         Section 4.3.1 of the Plan shall be invested in such types of investments as may be permitted by the Committee. Amounts credited to a Participant's Company Contribution Account which are attributable to contributions made pursuant to Section 4.3.2 of the Plan or which are attributable to Company contributions made with respect to any period prior to 1995 shall be invested exclusively in common shares of the Company. With respect to each Participant who first completes an Hour of Service (as defined in Section 3.3) for the Company prior to January 1, 1995, such Participant's Company Contribution Account shall at all times be fully vested and nonforfeitable. With respect to each Participant who first completes an Hour of Service (as defined in Section 3.3) for the Company on or after January 1, 1995, at any relevant time, the vested and forfeitable percentages of such Participant's Company Contribution Account shall be determined under the following schedule:

                Years of Vesting Service                       Vested Percentage
                ----------------------------------------------------------------
                Less than 2                                                   0%
                2 but less than 3                                            25%
                3 but less than 4                                            50%
                4 but less than 5                                            75%
                5 or more                                                   100%

         For purposes of this Section 6.3, a Participant will be credited with a year of Vesting Service for each calendar year during which he completes at least 1,000 Hours of Service (as defined in Section 3.3) for the Company.

         7. Section 7 of the Plan is amended in its entirety to read as follows:

                                   SECTION 7
                                   ---------

                                 DISTRIBUTIONS
                                 -------------

                 7.1      GENERAL.  Except as otherwise provided in this
         Section 7 and Section 8, no amount shall be distributed, withdrawn or forfeited with respect to a Participant's Plan Accounts while he remains an Employee.

                 7.2 NORMAL RETIREMENT. If a Participant is employed as an Employee on or after the date he attains age 65, his Plan Accounts shall be fully vested and nonforfeitable. If a Participant ceases to be an Employee on or after the date he attains age 65 for any reason other than his death, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee. Notwithstanding the foregoing, the Plan Accounts of a Participant who remains in employment shall be distributed as of the last Valuation Date of the Plan Year in which he attains age 70-1/2 and any assets allocated to the Participant's Plan Accounts during any subsequent Plan Year shall be distributed as of the last Valuation Date of such subsequent Plan Year.

                 7.3 DEATH DURING EMPLOYMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he dies while an Employee. If a Participant ceases to be an Employee by reason of his death, the Participant's Plan Accounts shall be distributed to his Beneficiary in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant's death occurs.

                 7.4 VESTED TERMINATIONS. The Plan Accounts of a Participant (1) who first completed an Hour of Service (as defined in Section 3.3) for the Company prior to January 1, 1995 or (2) who first completes an Hour of Service (as defined in Section 3.3) for the Company on or after January 1, 1995 and who has completed five years of Vesting Service (as defined in Section 6.3) shall be fully vested and nonforfeitable. Subject to Section 7.6, if such a Participant ceases to be an Employee prior to the date he attains age 65 for any reason other than his death, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee.

                 7.5 OTHER TERMINATIONS. Subject to Section 7.6, if a Participant who first completed an hour of service for the Company on or after January 1, 1995 ceases to be an Employee prior to completing five years of vesting service (as defined in Section 6.3) for any reason other than his death, the vested portion of his Plan Accounts shall be distributed to him in one lump sum, and the forfeitable portions of his Plan Accounts shall be forfeited, as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee.

                          7.5.1 If distribution of the vested portion of the Participant's Plan Accounts is deferred under Section 7.6, the forfeitable portions of his Plan Accounts shall not be forfeited until the earlier of (1) the date on which the vested portion of his Plan Accounts is distributed and (b) the date on which he incurs a five year Break in Service (from the date on which he ceased to be an Employee).

                          7.5.2 The amount forfeited with respect to his Plan Accounts shall be restored if the Participant is reemployed as a Covered Employee prior to incurring a five year Break in Service (from the date on which he ceased to be an Employee) and if he repays to the Trust the amounts previously distributed to him from his Plan Accounts, provided that such repayment must be made before the Participant incurs a five year Break in Service (from the date on which such forfeiture occurred).

                          7.5.3 Restorals under this Section 7.5 shall be made first from any forfeitures arising in the Plan Year in which the restoral is made and second from additional Company contributions. Amounts repaid or restored to the Plan shall be credited to new Plan Accounts, in the name of the Participant, of the same types as the Plan Accounts from which distributions and forfeitures were made. Any forfeiture not required for restoral shall be applied to reduce Company contributions under the Plan.

                 7.6      DEFERRED DISTRIBUTIONS.   Notwithstanding any other
         provision hereof to the contrary, if the value of the vested portion of a Participant's Plan Accounts is in excess of $3,500, distribution of such vested portion shall not be made before the Participant attains age 65 without the Participant's written consent. If the Participant dies after ceasing to be an Employee but prior to the date on which the vested portion of his Plan Accounts has been distributed, the vested portion of his Plan Accounts shall be distributed to his Beneficiary in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant's death occurs. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution. If a Participant in this Plan is also a participant in U.S. Specialty Retailing Divisions Profit Sharing Plan (the "Specialty Retailing Plan") and if the value of the Participant's Plan Accounts is not in excess of $3,500, he may elect to defer distribution of his Plan Accounts until the earlier of
         (a) the second anniversary of the date on which he ceased to be an Employee, and (b) the date on which his Specialty Retailing Plan account has been distributed.

                 7.7 REEMPLOYMENT. If a Participant who ceased to be an Employee is reemployed as an Employee prior to the date as of which his Plan Accounts are to be distributed or forfeited, his Plan Accounts shall not be distributed or forfeited by reason of such cessation of employment.

                 7.8 FORM OF DISTRIBUTION. To the extent that a Plan Account is invested in investments other than common shares of the Company, distributions from that Plan Account shall be in cash. To the extent that a Plan Account is invested in common shares of the Company, distributions with respect to that Plan Account shall be in common shares of the Company or, if the recipient so elects, in cash. Notwithstanding the foregoing, that portion of a Participant's Company Contribution Account attributable to pre-1995 Company contributions and that portion of a Participant's Company Contribution Account attributable to Company contributions made pursuant to Section 4.3.2 shall be distributed in the form of common shares of the Company.

         IN WITNESS WHEREOF, The United States Shoe Corporation has hereunto caused its name to be subscribed this 30TH day of SEPTEMBER, 1994.

                                        THE UNITED STATES SHOE CORPORATION



                                        By       /s/ K. Brent Somers
                                          -------------------------------------

                                        Title    Executive Vice President
                                             ----------------------------------